Exhibit 99.1

LONE PINE RESOURCES INC. SUITE 1100, 640 - 5TH AVENUE SW CALGARY, ALBERTA T2P 3G4

News Release

Lone Pine Resources Announces Forbearance Agreement with Senior Lenders, Standstill Confirmation from Majority Noteholders, and NYSE Suspension of Trading and Commencement of Delisting Procedures

CALGARY, ALBERTA, September 11, 2013 — Lone Pine Resources Inc. (“Lone Pine” or the “Company”) (NYSE, TSX: LPR) today announced that it has entered into a forbearance agreement (the “Forbearance Agreement”) with its senior secured lenders under the credit agreement dated as of March 18, 2011, by and among Lone Pine, Lone Pine Resources Canada Ltd. (“LPR Canada”), JPMorgan Chase Bank, N.A., Toronto Branch as Administrative Agent (the “Agent”) and the other agents and Lenders (as defined in the Credit Agreement) party thereto (as amended, the “Credit Agreement”).

Pursuant to the Forbearance Agreement, the Agent and Lenders, as well as the counterparties to certain outstanding hedging agreements with LPR Canada (“Hedging Lenders”), have agreed to forbear from exercising any rights or remedies that any of the Agent, the Lenders or the Hedging Lenders may have, or from initiating or instituting legal proceedings, against any of LPR Canada, the Company or any of the other subsidiary guarantors under the Credit Agreement (collectively, the “Loan Parties”), or from realizing on their security granted in connection with the Credit Agreement, until the earlier of September 30, 2013 or the occurrence of an event of default within the meaning of the Forbearance Agreement (the “Forbearance Period”).  The Hedging Lenders have further agreed not to terminate any of their hedging agreements with LPR Canada during the Forbearance Period.

Any breach by the Loan Parties of any covenant in the Forbearance Agreement, or the commencement of any bankruptcy, insolvency or creditor relief proceedings by or with respect to any of the Loan Parties, will constitute an event of default under the Forbearance Agreement.

The terms of the Forbearance Period provide that LPR Canada shall not be entitled to request any new borrowings under the Credit Agreement, but shall be entitled to access and use all monies deposited in its bank accounts with the Agent during the Forbearance Period. As of September 11, 2013, Lone Pine had approximately $6 million of cash on hand.

The parties to the Forbearance Agreement have further agreed that the failure of LPR Canada to make any payment on account of any indebtedness arising under or relating to the outstanding 10.375% senior notes due 2017 (the “Senior Notes”) of LPR Canada or the indenture dated February 14, 2012 (the “Indenture”) among LPR Canada, as issuer, the other Loan Parties, as guarantors, and U.S. Bank National Association, as trustee (the “Trustee”), governing the Senior Notes, will not constitute a default or event of default under the Credit Agreement.

As previously announced, LPR Canada elected not to make the US$10,115,625 semi-annual interest payment due on August 15, 2013 in respect of the outstanding Senior Notes.  Pursuant to the Indenture, the failure to make such interest payment, if not cured within 30 days, will result in an event of default under the Indenture, and thereafter the Trustee or the holders of at least 25% in aggregate principal amount of the Senior Notes will have the right to declare the Senior Notes immediately due and payable at their principal amount together with accrued interest; however, holders of a majority in principal amount of the outstanding Senior Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  Accordingly, if LPR Canada has not made the interest payment by September 16, 2013, an event of default under the Indenture will occur.  There is US$195 million aggregate principal amount of Senior Notes currently outstanding.

Lone Pine today announced that it has received confirmation (the “Majority Noteholder Confirmation”) from counsel representing certain holders of the Senior Notes who in the aggregate hold more than 75% of the principal amount of the outstanding Senior Notes that such holders have agreed not to provide any direction to the Trustee, on or before September 30, 2013, to take any steps to enforce any rights of the Trustee or the holders of Senior Notes occasioned by the failure of LPR Canada to make the August 15, 2013 interest payment.

Lone Pine remains focused on addressing its liquidity and leverage issues, and continues to be engaged in discussions with these holders of the Senior Notes regarding a possible restructuring or refinancing of the Senior Notes and repayment of the indebtedness outstanding under the Credit Agreement.  The Forbearance Agreement and Majority Noteholder Confirmation facilitate those efforts by providing the Company and its stakeholders with additional time, past expiry of the 30-day cure period provided for under the Indenture in respect of non-payment of the August 15, 2013 interest payment, during which to continue discussions.

If Lone Pine fails to restructure or refinance its current outstanding indebtedness within the time parameters available to it under the Credit Agreement and the Indenture or otherwise, or if any of its indebtedness is accelerated, Lone Pine will likely not have adequate liquidity to fund its operations, meet its obligations (including its debt payment obligations) and continue as a going concern, and will likely be forced to seek relief under the Canadian Companies’ Creditors Arrangement Act (“CCAA”) and Chapter 11 or 15 of the U.S. Bankruptcy Code (or an involuntary petition for bankruptcy relief or similar creditor action may be filed against it).

Finally, Lone Pine today announced that NYSE Regulation, Inc. (“NYSE Regulation”) has informed the Company of its determination to commence proceedings to delist the common stock of the Company from the New York Stock Exchange (“NYSE”).  Trading in the Company’s common stock on the NYSE will be suspended prior to the opening on Monday, September 16, 2013. NYSE Regulation reached its decision to delist the Company’s common stock pursuant to Listed Company Manual (“LCM”) Section 802.01B, in view of the fact that the Company has fallen below the NYSE’s continued listing standard regarding average global market capitalization over a consecutive 30 trading-day period of less than US$15 million, which is a minimum threshold for listing. In addition, the Company had fallen below the NYSE’s continued listing standard in Section 802.01B of the LCM which requires the Company to maintain an average global market capitalization over a consecutive 30 trading-day period of not less than US$75 million and its business plan materials were currently under review. Furthermore, the Company had also fallen below the NYSE’s continued listing standard in Section 802.01C of the LCM for an average closing price of less than $1.00 over a consecutive 30 trading-day period and continued to operate under a cure period.

The Company has no intention to appeal the NYSE Regulation staff’s decision. The Company’s common stock will continue to be listed for trading on the Toronto Stock Exchange (“TSX”) after the delisting from the NYSE, and shareholders in the United States can continue to trade their shares using the facilities of the TSX. Shareholders should consult a qualified financial advisor before acting on any information contained herein.

As previously disclosed, continued listing of Lone Pine’s common stock on the TSX is subject to compliance with the applicable requirements of the TSX Company Manual.  Under section 708 of the TSX Company Manual, if Lone Pine files for relief under the CCAA and Chapter 11 or 15 of the U.S. Bankruptcy Code or any other creditor arrangement, bankruptcy or similar proceedings are instituted, the TSX may in its discretion immediately halt trading on the TSX of, and thereafter delist, Lone Pine’s common stock.  In addition and in accordance with section 710 of the TSX Company Manual, the TSX may delist Lone Pine’s common stock if, in the opinion of the TSX, Lone Pine’s financial condition is such that its ability to continue as a going concern is questionable.  The TSX retains broad discretion to halt trading in and delist Lone Pine’s common stock in these and other circumstances.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Canadian securities laws. All statements, other than statements of historical facts, that address activities that Lone Pine assumes, plans, expects, believes, projects, aims, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements provided in this news release are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Lone Pine cautions that forward-looking statements may include statements with respect to, among other things: our future financial condition and results of operations; our access to capital and expectations with respect to liquidity, capital resources and our ability to continue as a going concern; our estimates of future capital expenditures; our future revenues, our cash flows and expenses; our plans to dispose of non-core assets; our plans to restructure or refinance our senior notes and the indebtedness outstanding under our credit agreement or otherwise complete a comprehensive restructuring; the future listing and trading of our common stock on the TSX; our future business strategy and other plans and objectives for future operations; our future development opportunities and production mix; our outlook on oil, natural gas and NGL prices; the amount, nature and timing of future capital expenditures, including future development costs; our ability to access the capital markets to fund capital and other expenditures; estimates of our oil and natural gas reserves; estimates of our future oil, natural gas and

NGL production, including estimates of any increases or decreases in our production; estimates of our average global market capitalization; our assessment of our counterparty risk and the ability of our counterparties to perform their future obligations; the impact of federal, provincial, territorial and local political, legislative, regulatory and environmental developments in Canada, where we conduct business operations, and in the United States; and our estimates of additional costs and expenses we may incur as a separate stand-alone company.

These risks relating to Lone Pine include, but are not limited to, our level of indebtedness; our ability to make the August 15, 2013 interest payment on the Senior Notes by September 16, 2013; our ability to pursue a strategic restructuring, refinancing or other transaction which may be necessary for us to continue as a going concern, and which ability may be limited in light of our current liquidity situation; any determination by us to make a filing for relief under the CCAA and Chapter 11 or Chapter 15 of the U.S. Bankruptcy Code or the filing of an involuntary petition for bankruptcy against us, and the impact of any such filing on our business and operations; our ability to generate sufficient cash flow from operations or obtain adequate financing to fund our capital expenditures and meet working capital needs and our ability to continue as a going concern; our ability to comply with the terms and conditions of the credit agreement and the senior notes indenture, and in the event that we are unable to comply with such terms and conditions, our ability to pay any accelerated indebtedness; a significant reduction in the borrowing base under the credit agreement; the volatility of our stock price, and the ability of our common stock to remain listed and traded on the TSX; our ability to maintain relationships with suppliers, customers, employees, stockholders and other third parties in light of our current liquidity situation; the volatility of oil, natural gas and NGL prices, and the related differentials between realized prices and benchmark prices; a continuation of depressed natural gas prices; the availability of capital on economic terms to fund our significant capital expenditures and acquisitions; our ability to obtain adequate financing to pursue other business opportunities; our ability to replace and sustain production; a lack of available drilling and production equipment, and related services and labor; increases in costs of drilling, completion and production equipment and related services and labor; unsuccessful exploration and development drilling activities; regulatory and environmental risks associated with exploration, drilling and production activities; declines in the value of our oil and natural gas properties, resulting in a decrease in the borrowing base under the credit agreement and ceiling test write-downs; the adverse effects of changes in applicable tax, environmental and other regulatory legislation; a deterioration in the demand for our products; the risks and uncertainties inherent in estimating proved oil and natural gas reserves and in projecting future rates of production and the timing of expenditures; the risks of conducting exploratory drilling operations in new or emerging plays; intense competition with companies with greater access to capital and staffing resources; the risks of conducting operations in Canada and the impact of pricing differentials, fluctuations in foreign currency exchange rates and political developments on the financial results of our operations; the uncertainty related to the pending litigation against us; and other risks as described in reports that Lone Pine files with the SEC and with Canadian securities regulators, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and the other reports that Lone Pine files with the SEC and with Canadian securities regulators.  Any of these factors could cause Lone Pine’s actual results and plans to differ materially from those in the forward-looking statements.  We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release, and we undertake no obligation to update this information to reflect events or circumstances after the issuance of this news release, except as required by law.

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Lone Pine Resources Inc. is engaged in the exploration and development of natural gas and light oil in Canada.  Lone Pine’s principal reserves, producing properties and exploration prospects are located in Canada in the provinces of Alberta, British Columbia and Quebec and the Northwest Territories.  Lone Pine’s common stock trades on the Toronto Stock Exchange under the symbol LPR.  For more information about Lone Pine, please visit its website at www.lonepineresources.com.

For further information please contact:

Tim Granger

President & Chief Executive Officer

Tel.: (403) 292-8000

Shane Abel

Vice President, Finance & Chief Financial Officer

Tel.: (403) 292-8000